PDI, Inc. Comments on Status of a Substantial Contract Sales Program

SADDLE RIVER, N.J. (March 21, 2007) - PDI, Inc. (NASDAQ: PDII), a provider of commercialization services to the biopharmaceutical industry, today announced that a large pharmaceutical company customer has given notification of their intention not to renew their contract sales engagement with PDI when it expires on May 12, 2007. The contract, which was for a term of one-year, represented approximately $35 million in annual revenue. PDI had expected this contract sales engagement to be extended through the end of 2007.

Michael Marquard, PDI’s CEO, stated, “This new development is disappointing and underscores the importance of our strategy, which focuses on diversifying our revenue stream. We are committed to our strategic plan and believe that its implementation will provide added stability to our business. We are currently engaged in discussions with other large pharmaceutical companies for fee for service contracts, while continuing to pursue relationships with emerging pharmaceutical companies and exploring potential acquisition opportunities.”

PDI had previously announced that it was entering 2007 with an annualized operating cash burn rate of approximately $10 million. As a result of the non-renewal, the operating cash burn rate is now estimated at approximately $15 million. This amount does not take into account the benefit of potential incremental cash flow from any new business opportunities.

About PDI
PDI provides commercialization services for established and emerging biopharmaceutical companies. The Company is dedicated to maximizing the return on investment for its clients by providing strategic flexibility; sales, marketing and commercialization expertise; and a philosophy of performance.

PDI operates in two areas, Sales Services and Marketing Services. Our Sales Services include our Performance Sales Teams™, which are dedicated teams for specific clients; and Select Access™, our targeted sales solution that leverages an existing infrastructure. Our Marketing Services include marketing research and consulting services through TVG in Dresher, PA., and medical communications services through Pharmakon in Schaumburg, IL. In addition, PDI is a high-quality provider of ACCME-accredited continuing medical education through Vital Issues in Medicine (VIM®), located in Dresher, PA. PDI’s experience extends across multiple therapeutic categories and includes office- and hospital-based initiatives.

PDI's commitment is to deliver innovative solutions, unparalleled execution and superior results for its clients. Recognized as an industry pioneer, PDI remains committed to continuous innovation and to retaining the industry's highest-quality employees. For more information, please visit the Company's website at www.pdi-inc.com.

Forward-Looking Statements
This press release contains forward-looking statements regarding future events and financial performance. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, the termination of or material reduction in the size of any of our customer contracts, the loss by our or our customers’ intellectual property rights, our ability or inability to secure new business to offset the recent loss of customer contracts and the terms of any replacement business we secure, changes in our operating expenses, FDA, legal or accounting developments, competitive pressures, failure to meet performance benchmarks in significant contracts, changes in customer and market requirements and standards, the impact of any stock repurchase programs, the adequacy of the reserves PDI has taken, the financial viability of certain companies whose debt and equity securities we hold, the outcome of certain litigation, PDI's ability to implement its current and future business plans, and the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission, including without limitation, PDI's Annual Report on Form 10-K for the year ended December 31, 2006, and PDI's subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

PDI, Inc. CONTACTS:
Jeff Smith, Chief Financial Officer
(201) 258-8451
JESmith@pdi-inc.com
www.pdi-inc.com
or
INVESTOR CONTACTS:
Lippert/Heilshorn & Associates, Inc.
Kim Sutton Golodetz (kgolodetz@lhai.com)
(212) 838-3777
Bruce Voss (bvoss@lhai.com)
(310) 691-7100

SOURCE: PDI, Inc.